                                                                    EXHIBIT 11.1


                           CALIFORNIA MICROWAVE, INC.

                       COMPUTATION OF PER SHARE EARNINGS


                                               THREE MONTHS ENDED             SIX MONTHS ENDED
                                                  DECEMBER 31,                  DECEMBER 31,
                                           --------------------------    --------------------------
                                              1993           1994           1993           1994
                                           -----------    -----------    -----------    -----------
PRIMARY
Net income, as reported..................  $ 3,529,000    $ 4,493,000    $ 6,845,000    $ 8,496,000
                                           ===========    ===========    ===========    ===========
Average shares outstanding...............   11,914,000     12,226,000     11,843,000     12,173,000
Add: common equivalents of CMI's stock
  options using treasury stock method....      572,000        646,000        572,000        552,000
Add: Contingent shares based upon
  Microwave Radio Corporation earnings
  exceeding target levels................      110,000             --        108,000             --
                                           -----------    -----------    -----------    -----------
          Average shares and
            equivalents..................   12,596,000     12,872,000     12,523,000     12,725,000
                                           ===========    ===========    ===========    ===========
          Net income per share...........        $0.28          $0.35          $0.55          $0.67
                                                 -----          -----          -----          -----
                                                 -----          -----          -----          -----

FULLY DILUTED
Net income, as reported..................  $ 3,529,000    $ 4,493,000    $ 6,845,000    $ 8,496,000
Add back interest charges, net of
  taxes..................................      170,000        554,000        170,000      1,124,000
                                           -----------    -----------    -----------    -----------
          Net income, for fully
            diluted......................  $ 3,699,000    $ 5,047,000    $ 7,015,000    $ 9,620,000
                                           ===========    ===========    ===========    ===========
Average shares and
  equivalents -- primary.................   12,596,000     12,872,000     12,523,000     12,725,000
Add: additional common stock equivalents
  of Company's stock options.............           --        156,000          9,000        110,000
Add: shares to be issued at conversion of
  convertible debentures.................      607,000      2,222,000        304,000      2,258,000
                                           -----------    -----------    -----------    -----------
          Total shares for fully
            diluted......................   13,203,000     15,250,000     12,836,000     15,093,000
                                           ===========    ===========    ===========    ===========
          Net income per share...........        $0.28          $0.33          $0.55          $0.64
                                                 -----          -----          -----          -----
                                                 -----          -----          -----          -----



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


                                                                    EXHIBIT 11.1



                           CALIFORNIA MICROWAVE, INC.



                       COMPUTATION OF PER SHARE EARNINGS



                                                          1992           1993            1994
                                                       ----------     -----------     -----------
PRIMARY
Net income, as reported..............................  $5,088,000     $10,004,000     $15,056,000
                                                       ==========     ===========     ===========
Average shares outstanding...........................   8,791,000       9,816,000      11,925,000
Add -- Common stock equivalents of CMI's stock
  options using the treasury stock method............     320,000          352,00         519,000
Add -- Contingent shares based upon Microwave Radio
  Corporation earnings exceeding target levels.......          --              --         128,000
                                                       ----------     -----------     -----------
  Average shares and equivalents.....................   9,111,000      10,168,000      12,572,000
                                                       ==========     ===========     ===========
  Net income per share...............................  $      .56     $       .98     $      1.20
                                                       ==========     ===========     ===========
FULLY-DILUTED
Net income as reported...............................  $5,088,000     $10,004,000     $15,056,000
Add back interest charges, net of taxes..............          --              --       1,310,000
                                                       ----------     -----------     -----------
  Net income, for fully diluted......................  $5,088,000      10,004,000     $16,366,000
                                                       ==========     ===========     ===========
Average shares and equivalent-primary................   9,111,000      10,168,000      12,572,000
Add-addition common stock equivalents of the
  Company's stock options............................          --              --          52,000
Add-shares to be issued at conversion of Convertible
  Debentures.........................................          --              --       1,298,000
                                                       ----------     -----------     -----------
  Total shares for fully diluted.....................   9,111,000      10,168,000      13,922,000
                                                       ==========     ===========     ===========
  Net income per share...............................  $      .56*    $       .98*    $      1.18*
                                                       ==========     ===========     ===========


- ---------------


* Dilution less than 3%, dual presentation of earnings per share is not required.



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